    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1998
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         JOHN DEERE CAPITAL CORPORATION

             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                        DELAWARE                                                  36-2386361
             (State or other jurisdiction of                                   (I.R.S. employer
             incorporation or organization)                                 identification number)

                              1 EAST FIRST STREET
                                   SUITE 600
                               RENO, NEVADA 89501
                                  702/786-5527
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               FRANK S. COTTRELL
                                DEERE & COMPANY
                              ONE JOHN DEERE PLACE
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-4675

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                         JONATHAN JEWETT                                                 HOWARD G. GODWIN, JR.
                       SHEARMAN & STERLING                                                  BROWN & WOOD LLP
                       599 LEXINGTON AVENUE                                              ONE WORLD TRADE CENTER
                     NEW YORK, NEW YORK 10022                                           NEW YORK, NEW YORK 10048

                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                       ----------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /
                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF EACH CLASS OF                AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
        SECURITIES TO BE REGISTERED               REGISTERED           UNIT(1)             PRICE(1)             FEE
Debt securities(2), warrants to purchase
 debt securities and preferred stock(3).....    $1,000,000,000           100%           $1,000,000,000       $278,000

(1) Estimated for the purpose of computing the registration fee.

(2) Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $1,000,000,000.

(3) Such indeterminate number of shares of Preferred Stock as may, from time to time, be issued at indeterminate prices, including Preferred Stock issuable upon conversion into or exchange of securities of the Company.
                       ----------------------------------

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 333-23623 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON MARCH 26, 1997. THIS REGISTRATION STATEMENT, WHICH IS A NEW REGISTRATION STATEMENT, ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-23623, AND SUCH POST-EFFECTIVE AMENDMENT NO. 1 SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, Dated December 4, 1998

JOHN DEERE CAPITAL CORPORATION
----------------------------------

By this prospectus, we offer up to
$1,550,000,000 of--

DEBT SECURITIES
WARRANTS TO PURCHASE DEBT SECURITIES
PREFERRED STOCK
           --------------------------------------------

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               -----------------------------------------------------------------

                                            [LOGO]

              The date of this prospectus is              , 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http:// www.sec.gov. Certain of our debt securities are listed on the New York Stock Exchange and information about us also is available there.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by the Capital Corporation (i) after the date of the filing of this registration statement and prior to its effectiveness and
(ii) until our offering of securities has been completed. This prospectus is part of a registration statement filed with the SEC.

    - Annual Report on Form 10-K for the year ended October 31, 1997.

    - Quarterly Reports on Form 10-Q for the quarters ended January 31, 1998, April 30, 1998 and July 31, 1998.

    - Current Reports on Form 8-K dated November 25, 1997, February 17, 1998, May 19, 1998, July 17, 1998, August 18, 1998, August 28, 1998 and November
      24, 1998.

    You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

    John Deere Capital Corporation
    1 East First Street, Suite 600
    Reno, Nevada 89501
    Attn: Manager
    (702) 786-5527

    You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date hereof.

                                  THE COMPANY

    The principal business of John Deere Capital Corporation (the "Capital Corporation") and its subsidiaries (collectively called the "Company") is providing and administering financing for retail purchases of new and used equipment manufactured by Deere & Company's agricultural, construction and commercial and consumer equipment divisions. The Company purchases retail installment sales and loan contracts (retail notes) from Deere & Company and its wholly-owned subsidiaries (collectively called "John Deere"). These retail notes are acquired by John Deere through independent John Deere retail dealers. The Company also purchases and finances certain agricultural, construction and lawn and grounds care retail notes unrelated to John Deere. In addition, the Company purchases and finances recreational product retail notes acquired from independent dealers and marine product mortgage service companies (recreational product retail notes). The Company also leases equipment to retail customers, finances and services revolving charge accounts acquired from and offered through merchants in the agricultural, construction, and lawn and grounds care and yacht retail markets (revolving charge accounts), and provides wholesale financing for inventories of recreational vehicles, manufactured housing units, yachts, John Deere engines, and John Deere agricultural and John Deere construction equipment owned by dealers of those products (wholesale notes).

    The Company's operations are categorized into four primary divisions:

        The AGRICULTURAL DIVISION provides agricultural market financing through products such as agricultural equipment retail notes and leases, Farm Plan-TM- (a revolving charge product) and producer operating loans. In addition, the division provides wholesale financing to dealers for equipment to be used as rental equipment.

        The COMMERCIAL DIVISION provides construction equipment financing through products such as retail notes and leases. The division also provides wholesale financing of construction equipment, recreational vehicles, manufactured housing units and other commercial equipment.

        The CONSUMER DIVISION provides consumer and recreational product equipment financing through products such as retail notes, John Deere Credit Revolving Plan (a revolving charge product), Preferred Resource-TM- (an unsecured lending product), Yacht Line-TM- (a revolving charge product marketed to yacht customers) and leases on lawn and grounds care equipment. In addition, the Consumer Division provides wholesale financing for yachts.

        The INTERNATIONAL DIVISION provides certain financing products in the Company's international markets, including Mexico, the United Kingdom, Germany and Australia.

    John Deere Credit Company, a wholly-owned finance holding subsidiary of Deere & Company, is the parent of the Capital Corporation.

    John Deere's operations are categorized into six business segments:

        John Deere's worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full line of farm equipment--including tractors; combine and cotton harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated precision farming technology.

        John Deere's worldwide CONSTRUCTION EQUIPMENT segment, formerly the worldwide industrial equipment segment, manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; scrapers; motor graders; log skidders; and forestry harvesters. This segment also includes the manufacture and distribution of engines and drivetrain components for the original equipment manufacturer (OEM) market.

        John Deere's worldwide COMMERCIAL AND CONSUMER EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; hand-held products such as chain saws, string trimmers and leaf blowers; skid-steer loaders; utility vehicles; and other outdoor power products.

        The products produced by the equipment segments are marketed primarily through independent retail dealer networks and major retail outlets.

        The CREDIT segment includes the operations of the Company, John Deere Credit Company and John Deere Credit Inc., which primarily purchases and finances retail notes and leases from John Deere's equipment sales branches in Canada, as well as recreational products and construction and transportation equipment notes from independent dealers.

        The INSURANCE segment issues policies in the United States primarily for: general and specialized lines of commercial property and casualty insurance; group accident and health insurance for employees of participating John Deere dealers; and disability insurance for employees of John Deere.

        The HEALTH CARE segment provides health management programs and related administrative services in the United States to John Deere and commercial clients.

    The Capital Corporation's corporate offices are located at 1 East First Street, Suite 600, Reno, Nevada 89501. Its telephone number is 702/786-5527.

                                USE OF PROCEEDS

    Except as may be described otherwise in a prospectus supplement, the net proceeds from the sale of the Securities under this prospectus will be added to the general funds of the Company and will be used for working capital and other general corporate purposes, and will be available for, among other things, the purchase of receivables. The proceeds may be applied initially to the reduction of short-term indebtedness.

                                   PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total dollar amount of $1,550,000,000 (or the equivalent thereof if any of the Securities are denominated in a currency, currency unit or composite currency ("Currency") other than the U.S. dollar): (i) unsecured debt securities ("Debt Securities") which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities"), (ii) warrants to purchase Debt Securities ("Debt Warrants") or (iii) shares of preferred stock (the "Preferred Stock"). The terms of the securities will be determined at the time of offering.

    We will refer to the Debt Securities, Debt Warrants and Preferred Stock, or any combination of those securities, proposed to be sold pursuant to this prospectus and an accompanying prospectus supplement as the "Offered Securities". The Offered Securities, together with any Debt Securities and Preferred Stock issuable upon exercise of Debt Warrants or conversion or exchange of other Offered Securities, will be referred to as the "Securities."

                             PROSPECTUS SUPPLEMENT

    This prospectus provides you with a general description of the Debt Securities, Warrants to Purchase Debt Securities and Preferred Stock we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, such information shall be superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

    The prospectus supplement to be attached to the front of this prospectus will describe: (i) the terms of any Debt Securities offered, including their title, ranking, aggregate principal amount, maturity, rate of any interest (or manner of calculation) and time of payment of principal and/or interest, any redemption or repayment terms, the Currency or Currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium, or interest, may be determined, any terms for conversion or exchange and the form of such Debt Securities (registered, bearer, global and/or certificated); (ii) the terms of any Debt Warrants offered, including the exercise price, detachability, expiration date and other terms; (iii) the terms of any Preferred Stock offered, including the specific designations and dividend, redemption, liquidation, voting and other rights not described in this prospectus and any terms for conversion or exchange; and (iv) any initial public offering price, the purchase price and net proceeds to the Capital Corporation and the other specific terms related to the offering of such Securities.

    For more detail on the terms of the securities, you should read the exhibits filed with our registration statement.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued in one or more distinct series by the Capital Corporation. This section summarizes terms of the Debt Securities that are common to all series. Most of the financial terms and other specific terms of any series of Debt Securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific Debt Securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement over different information below.

    As required by Federal law for all bonds and notes of companies that are publicly offered, the Debt Securities are governed by a document called an "Indenture". An Indenture is a contract between us and a financial institution acting as Trustee on your behalf. The Trustee has two main roles. First, the Trustee can enforce your rights against us if we default. There are some limitations on the extent to which the Trustee acts on your behalf, described later on page 11. Second, the Trustee performs certain administrative duties for us.

    The Indentures and associated documents contain the full legal text of the matters described in this section. The form of each Indenture is contained in the registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the Indentures.

    Senior Securities will be issued under an Indenture dated as of March 15, 1997, as supplemented from time to time (the "Senior Indenture"), between the Capital Corporation and The Chase Manhattan Bank, Trustee (the "Senior Trustee"), and Subordinated Securities will be issued under an indenture dated as of March 15, 1997, as supplemented from time to time (the "Subordinated Indenture"), between the Capital Corporation and The First National Bank of Chicago, Trustee (the "Subordinated Trustee"). The term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will refer to the Senior Indenture and the Subordinated Indenture together as the "Indentures" and each as an "Indenture." The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

    Because this section is a summary, it does not describe every aspect of the Debt Securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indentures, including definitions of certain terms used in the Indentures. For example, in this section we use capitalized words to signify terms that have been specifically defined in the Indentures. Some of the definitions are repeated herein, but for the rest you will need to read the Indenture. We also include references in parentheses to certain sections of the Indentures or TIA. Whenever we refer to particular sections or defined terms of the Indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. Unless otherwise noted, the section numbers refer to both Indentures.

PROVISIONS APPLICABLE TO BOTH THE SENIOR AND SUBORDINATED INDENTURES

GENERAL

    The Debt Securities will be unsecured obligations of the Capital Corporation. The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Capital Corporation. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Capital Corporation as described under "--Subordinated Indenture Provisions--Subordination".

    Each Indenture provides that any Debt Securities proposed to be sold pursuant to this prospectus and the attached prospectus supplement ("Offered Debt Securities") and any Debt Securities issuable upon the exercise of Debt Warrants or upon conversion or exchange of other Offered Securities ("Underlying Debt Securities"), as well as other unsecured debt securities of the Capital Corporation, may be issued under such Indenture in one or more series.

    With respect to the Offered Debt Securities and any Underlying Debt Securities, you should read the prospectus supplement for the following terms:

        (1) The title of such Debt Securities and whether such Debt Securities will be Senior Securities or Subordinated Securities.

        (2) The total principal amount of such Debt Securities and any limit on the total principal amount of Debt Securities of such series.

        (3) If not the principal amount of the Debt Securities, the portion of the principal amount payable upon acceleration of the maturity of the Debt Securities or how such portion will be determined.

        (4) The date or dates, or how such date or dates will be determined or extended, when the principal of such Debt Securities will be payable.

        (5) The interest rate or rates which the Debt Securities will bear, if any, or how such rate or rates will be determined, the interest payment dates, any record dates for such payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

        (6) Any optional redemption provisions.

        (7) Any sinking fund or other provisions that would obligate the Capital Corporation to repurchase or otherwise redeem the Debt Securities.

        (8) The form of such Debt Securities, including whether such Debt Securities are to be issuable in permanent or temporary global form, as Registered Securities, Bearer Securities or both, any restrictions on the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and VICE VERSA (if permitted by applicable laws and regulations).

        (9) If other than U.S. dollars, the Currency or Currencies of such Debt Securities.

       (10) Whether the amount of payments of principal, premium or interest, if any, on such Debt Securities will be determined with reference to an index, formula or other method (which could be based on one or more Currencies, commodities, equity indices or other indices) and how such amounts will be determined.

       (11) The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of such Debt Securities.

       (12) If other than denominations of $1,000 in the case of Registered Securities and $5,000 in the case of Bearer Securities, the denominations in which the offered Debt Securities will be issued.

       (13) The applicability of the provisions of Article Fourteen of the applicable Indenture described under "Defeasance and Covenant Defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of such Article.

       (14) Whether and under what circumstances the Capital Corporation will pay Additional Amounts, as contemplated by Section 1004 of the applicable Indenture, in respect of any tax, assessment or governmental charge and, if so, whether the Capital Corporation will have the option to redeem such Debt Securities rather than pay such Additional Amounts (and the terms of any such option).

       (15) Any provisions granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified.

       (16) Any changes or additions to the Events of Default or covenants.

       (17) Whether such Debt Securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

       (18) Any other terms of such Debt Securities.

    For purposes of this prospectus, any reference to the payment of principal of, premium or interest, if any, on Debt Securities will include Additional Amounts if required by the terms of such Debt Securities.

    Each Indenture will not limit the amount of Debt Securities that may be issued as authorized from time to time by the Capital Corporation. (Section 301) Securities issued under an Indenture, when a single Trustee is acting for all debt securities issued under such Indenture, are the "Indenture Securities". Each Indenture also provides that there may be more than one Trustee thereunder, each with respect to one or more different series of Indenture Securities. See "Resignation of Trustee" on page 17. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term "Indenture Securities" means the one or more series of Debt Securities with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee described in this prospectus will extend only to the one or more series of Indenture Securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the Indenture Securities for which each Trustee is acting would be treated as if issued under separate indentures.

    The Indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

    Reference is made to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Capital Corporation that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    The Capital Corporation has the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of such series (unless such reopening was restricted when such series was created).

CONVERSION AND EXCHANGE

    If any Debt Securities are convertible into or exchangeable for other Securities, the prospectus supplement will explain terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how such period will be determined), if conversion or exchange will be mandatory or at the option of the holder or the Capital Corporation, provisions for adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the Debt Securities. Such terms may also include provisions under which the number or amount of other Securities to be received by the holders of such Debt Securities upon conversion or exchange would be calculated according to the market price of such other Securities as of a time stated in the prospectus supplement.

ADDITIONAL MECHANICS

FORM, EXCHANGE AND TRANSFER

    Debt Securities may be issuable:

    - as Registered Securities

    - as Bearer Securities (unless otherwise stated in the prospectus supplement with interest coupons attached) (Section 201)

    - as both Registered Securities and Bearer Securities

    - in denominations that are even multiples of $1,000 for Registered Securities and even multiples of $5,000 for Bearer Securities. (Section
      302)

    - in global form. See "--Book-Entry Debt Securities".

    You may have your Registered Securities separated into more Registered Securities of smaller denominations or combined into fewer Registered Securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an "exchange". If provided in the prospectus supplement, you may exchange your Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) for Registered Securities of the same series as long as the total principal amount is not changed. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant interest payment dates will be surrendered without the coupon relating to such interest payment dates, and interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

    You may transfer Registered Securities of a series and you may exchange Debt Securities of a series at the office of the Trustee. The Trustee will act as the Capital Corporation's agent for registering Registered Securities in the names of Holders and transferring Debt Securities. The Capital Corporation may change this appointment to another entity or perform the function itself. The entity performing the role of maintaining the list of registered Holders is called the "Registrar". The Registrar also will perform transfers. (Section 305)

    You will not be required to pay a service charge to transfer or exchange Debt Securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the Registrar is satisfied with your proof of ownership.

    If the Capital Corporation has designated additional transfer agents, they will be named in the accompanying prospectus supplement. The Capital Corporation may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

    If the Securities are redeemable and we redeem less than all of the Securities of a particular series, we may block the transfer or exchange of Securities during the period beginning 15 days before the day we mail the notice of redemption or publish such notice (in the case of Bearer Securities) and ending on the day of that mailing or publication, as the case may be, in order to freeze the list of Holders to prepare the mailing. We may also refuse to register transfers or exchanges of Debt Securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Debt Security being partially redeemed. (Section 305)

    If the Offered Debt Securities are redeemable, the procedures for redemption will be described in the accompanying prospectus supplement.

PAYMENT AND PAYING AGENTS

    The Capital Corporation will pay interest to you, if you are listed in the Trustee's records as the owner of your Debt Security at the close of business on a particular day in advance of each due date for interest on your Debt Security, even if you no longer own the Debt Security, on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the "Record Date" and is defined in the prospectus supplement, while persons who are listed in the Trustee's records as the owners of Debt Securities at the close of business on a particular day are referred to as "Holders". (Section 307) Holders buying and selling Debt Securities must work out between them the appropriate purchase price given that we will pay all the interest for an interest period to the Holders on the Record Date. The most common manner is to adjust the sales price of the Debt Securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

    The Capital Corporation will deposit interest, principal and any other money due on the Debt Securities with the Paying Agent specified in the prospectus supplement.

IF YOU PLAN TO HAVE A BANK OR BROKERAGE FIRM HOLD YOUR SECURITIES, YOU SHOULD ASK SUCH BANK OR BROKERAGE FIRM FOR INFORMATION ON HOW YOU WILL RECEIVE PAYMENTS. (Section 305)

    If Bearer Securities are issued, unless otherwise provided in the prospectus supplement, the Capital Corporation will maintain an office or agency outside the United States for the payment of all amounts due on the Bearer Securities. If Debt Securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, the Capital Corporation will maintain an office or agency for such Debt Securities in any city located outside the United States required by such stock exchange. (Section 1002) The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any Bearer Securities on or before Maturity will be made only against surrender of coupons for such interest installments as they mature. (Section 1001) Unless otherwise provided in the prospectus supplement, no payment with respect to any Bearer Security will be made at any office or agency of the Capital Corporation in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, premium and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of the Capital Corporation's Paying Agent in The City of New York if (but only if) payment of the full amount in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

    The Capital Corporation may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

EVENTS OF DEFAULT

    You will have special rights if an Event of Default occurs in respect of the Debt Securities of your series and is not cured, as described later in this subsection. (Section 501)

    WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" in respect of the Debt Securities of your series means any of the following:

    - We do not pay the principal of or any premium on a Debt Security of such series on its due date.

    - We do not pay interest on a Debt Security of such series within 30 days of its due date.

    - We do not deposit any sinking fund payment in respect of Debt Securities of such series on its due date.

    - We remain in breach of a covenant in respect of Debt Securities of such series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of Debt Securities of such series.

    - We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

    - Any other Event of Default in respect of Debt Securities of such series described in the prospectus supplement occurs. (Section 501)

    An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under an Indenture. The Trustee may withhold notice to the Holders of Debt Securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the Holders. (Section 601)

    REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and has not been cured, the Trustee or the Holders of 25% in principal amount of the Debt Securities of the affected series may declare the entire principal amount of all the Debt Securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the Holders of at least a majority in principal amount of the Debt Securities of the affected series. (Section 502)

    Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee reasonable protection from expenses and liability (called an "indemnity"). (Section 507 and TIA Section
315) If reasonable indemnity is provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. (Section 512) No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or Event of Default. (Section 511)

    Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Debt Securities, the following must occur:

    - You must give the Trustee written notice that an Event of Default has occurred and remains uncured.

    - The Holders of 25% in principal amount of all outstanding Debt Securities of the relevant series must make a written request that the Trustee take action because of the default and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action.

    - The Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

    - The Holders of a majority in principal amount of the Debt Securities must not have given the Trustee a direction inconsistent with the above notice. (Section 512)

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your Debt Securities on or after the due date. (Section 508)

    Holders of a majority in principal amount of the Debt Securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium, interest or Additional Amounts or (2) in respect of a covenant that cannot be modified or amended without the consent of each Holder. (Section 513)

IF YOUR SECURITIES ARE HELD FOR YOU BY A BANK OR BROKERAGE FIRM, YOU SHOULD CONSULT SUCH BANK OR BROKERAGE FIRM FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

    Each year, we will furnish to the Trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the Debt Securities, or else specifying any default. (Section
1005)

MERGER OR CONSOLIDATION

    Under the terms of the Indentures, we are generally permitted to consolidate or merge with another firm. We are also permitted to sell all or substantially all of our assets to another firm (Section 801). However, we may not take any of these actions unless all the following conditions are met:

    - Where we merge out of existence or sell our assets, the other firm must agree to be legally responsible for the Debt Securities. (Section 801)

    - The merger or sale of assets must not cause a default on the Debt Securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described on page 11 under "--What is An Event of Default?" A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded. (Section 801)

    - Under the Senior Indenture, no merger or sale of assets may be made if as a result any property or assets of the Capital Corporation or a Subsidiary would become subject to any mortgage, lien or other encumbrance unless either (i) such mortgage, lien or other encumbrance could be created pursuant to Section 1006 of such Indenture (see "--Senior Indenture Provisions--Limitation on Liens" below) without equally and ratably securing the Indenture Securities or (ii) such Indenture Securities are secured equally and ratably with or prior to the debt secured by such mortgage, lien or other encumbrance. (Section 801)

    - We must deliver certain certificates and documents to the Trustee. (Section 801)

    - We must satisfy any other requirements specified in the prospectus supplement.

MODIFICATION OR WAIVER

    There are three types of changes we can make to the Indenture and the Debt Securities.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your Debt Securities without your specific approval. (Section 902) Following is a list of those types of changes:

    - change the Stated Maturity of the principal of or interest on a Debt Security;

    - reduce any amounts due on a Debt Security;

    - reduce the amount of principal payable upon acceleration of the Maturity of a Security following a default;

    - adversely affect any right of repayment at the Holder's option;

    - change the place (except as otherwise described in this prospectus) or currency of payment on a Debt Security;

    - impair your right to sue for payment;

    - modify the subordination provisions in the Subordinated Indenture in a manner that is adverse to holders of the Subordinated Securities;

    - reduce the percentage of Holders of Debt Securities whose consent is needed to modify or amend the Indenture;

    - reduce the percentage of Holders of Debt Securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults;

    - modify any other aspect of the provisions of the Indenture dealing with modification and waiver of past defaults (Section 513) or changes to the quorum or voting requirements of Section 1504 or certain covenants (Section 1007 of the Senior Indenture and Section 1006 of the Subordinated Indenture); and

    - change any obligation of the Capital Corporation to pay Additional
      Amounts.

    CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the Indenture and the Outstanding Debt Securities is the kind that requires a vote in favor by Holders of Outstanding Debt Securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect Holders of the Outstanding Debt Securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable Indenture (Section 1007 of the Senior Indenture; Section 1006 of the Subordinated Indenture), or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the Indentures or the Outstanding Debt Securities listed in the first category described previously under "--Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

    CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote by Holders of Outstanding Debt Securities. This type is limited to clarifications and certain other changes that would not adversely affect Holders of the Outstanding Debt Securities in any material respect. (Section 901)

    FURTHER DETAILS CONCERNING VOTING. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a Debt
Security:

    - For Original Issue Discount Securities, we will use the principal amount that would be due and payable on the voting date if the Maturity of the Debt Securities were accelerated to that date because of a default.

    - For Debt Securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that Debt Security described in the prospectus supplement.

    - For Debt Securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

    Debt Securities will not be considered Outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt Securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance--Full Defeasance." (Section 101)

    The Capital Corporation will generally be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Indenture Securities that are entitled to vote or take other action under the Indentures. If the Capital Corporation sets a record date for a vote or other action to be taken by Holders of a particular series, that vote or action may be taken only by persons who are Holders of Outstanding Indenture Securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify. The Capital Corporation may shorten or lengthen this period from time to time. (Section 104)

IF YOUR SECURITIES ARE HELD BY A BANK OR BROKERAGE FIRM, YOU SHOULD CONSULT SUCH BANK OR BROKERAGE FIRM FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

    Each Indenture contains provisions for convening meetings of the Holders of Debt Securities issued as Bearer Securities. (Section 1501) A meeting may be called at any time by the applicable Trustee, and also, upon request, by the Capital Corporation or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series, upon notice given as provided in the applicable Indenture. (Section 1502) Except for any consent that must be given by the Holder of each Debt Security affected thereby, as described above, any resolution presented at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present may be adopted by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; except, that any resolution that the Holders of a specified percentage (which is less than a majority in principal amount of the Outstanding Debt Securities of a series) may adopt or may be adopted at a meeting (or an adjourned meeting duly reconvened) at which a quorum is present by vote of the specified percentage of Holders of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of a series in accordance with the applicable Indenture will be binding on all Holders of Debt Securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series, except that if any action is to be taken at such meeting which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding Debt Securities of that series will constitute a quorum. (Section 1504)

    Notwithstanding the above, if any action is to be taken at a meeting of Holders of Debt Securities of a series that the applicable Indenture expressly provides may be taken by the Holders of a specified percentage in principal amount of all Outstanding Debt Securities affected thereby or of the Holders of such series and one or more additional series: (i) there will be no minimum quorum requirement for such meeting and (ii) the principal amount of the Outstanding Debt Securities of such series that vote in favor of such action will be taken into account in determining whether such action has been made, given or taken under such Indenture. (Section 1504)

DEFEASANCE

    The following discussion of full defeasance and covenant defeasance will be applicable to your series of Debt Securities only if we choose to have them apply to that series. If we do so choose, we will specify the choice in the prospectus supplement. (Section 1401)

    COVENANT DEFEASANCE. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the Indentures. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and debt securities set aside in trust to repay the Debt Securities. You also would be released from the subordination provisions on the Subordinated Securities described under "Subordination" on page 17. In order to achieve covenant defeasance, we must do the following:

    - We must deposit in trust for your benefit and the benefit of all other direct Holders of the Debt Securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their various due dates.

    - We must deliver to the Trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the Debt Securities any differently than if we did not make the deposit and just repaid the Debt Securities ourselves.

    If we accomplish covenant defeasance, you can still look to us for repayment of the Debt Securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Debt Securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

    FULL DEFEASANCE. If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the Debt Securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

    - We must deposit in trust for your benefit and the benefit of all other direct Holders of the Debt Securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Debt Securities on their various due dates.

    - We must deliver to the Trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the Debt Securities any differently than if we did not make the deposit at Maturity. (Sections 1403 and 1404) (Under current federal tax law, the deposit and our legal release from the Debt Securities would be treated as though we paid you your share of the cash and notes or bonds at the time such cash and notes or bonds are deposited in trust in exchange for your Debt Securities and you would recognize gain or loss on the Debt Securities at the time of the deposit.)

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Debt Securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from the subordination provisions on the Subordinated Debt Securities described later under "Subordination" on page 17.

BOOK-ENTRY DEBT SECURITIES

    Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (each, a "Global Security"). Global Securities will be registered in the name of a financial institution we select, and the Debt Securities included in the Global Securities may not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the Global Security is called the "Depositary". Any person wishing to own a Debt Security must do so indirectly by virtue of an account with a broker, bank or other financial institution that, in turn, has an account with the Depositary.

    SPECIAL INVESTOR CONSIDERATIONS FOR GLOBAL SECURITIES. Our obligation, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, run only to Persons who are registered as Holders of Debt Securities. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you but does not do so. As an indirect holder, an investor's rights relating to a Global Security will be governed by the account rules of the investor's financial institution and of the Depositary, as well as general laws relating to debt securities transfers.

    An investor should be aware that when Debt Securities are issued in the form of Global Securities:

    - The investor cannot get Debt Securities registered in his or her own name.

    - The investor cannot receive physical certificates for his or her interest in the Debt Securities.

    - The investor must look to his or her own bank or brokerage firm for payments on the Debt Securities and protection of his or her legal rights relating to the Debt Securities.

    - The investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to hold the physical certificates of Debt Securities that they own.

    - The Depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the Global Security. We and the Trustee have no responsibility for any aspect of the Depositary's actions or for its records of ownership interests in the Global Security. We and the Trustee also do not supervise the Depositary in any way.

    - The Depositary will usually require that interests in a Global Security be purchased or sold within its system using same-day funds.

    SPECIAL SITUATIONS WHEN GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described later, the Global Security will terminate and interests in it will be exchanged for physical certificates representing Debt Securities. After that exchange, the choice of whether to hold Debt Securities directly or indirectly through an account at its bank or brokerage firm will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in Debt Securities transferred to their own names, so that they will be direct Holders.

    The special situations for termination of a Global Security are:

    - When the Depositary notifies us that it is unwilling, unable or no longer qualified to continue as Depositary (unless a replacement Depositary is named).

    - When an Event of Default on the Debt Securities has occurred and has not been cured. (Defaults are discussed later under "Events of Default" on page 11.)

    - When and if we decide to terminate a Global Security.

    The prospectus supplement may list situations for terminating a Global Security that would apply only to the particular series of Debt Securities covered by the prospectus supplement. When a Global Security terminates, the Depositary (and not we or the Trustee) is responsible for deciding the names of the institutions that will be the initial direct Holders. Unless otherwise provided in the prospectus supplement, Debt Securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons.
Section 302

IN THE "ADDITIONAL MECHANICS" SECTION OF THIS DESCRIPTION, "YOU" MEANS DIRECT HOLDERS AND NOT INDIRECT HOLDERS OF DEBT SECURITIES.

RESIGNATION OF TRUSTEE

    Each Trustee may resign or be removed with respect to one or more series of Indenture Securities and a successor Trustee may be appointed to act with respect to such series. (Section 608) In the event that two or more persons are acting as Trustee with respect to different series of Indenture Securities under one of the Indentures, each such Trustee shall be a Trustee of a trust separate and apart from the trust administered by any other such Trustee (Section 609), and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Indenture Securities for which it is Trustee.

SENIOR INDENTURE PROVISIONS
  LIMITATION ON LIENS

    The Capital Corporation covenants in the Senior Indenture that neither it nor any Subsidiary will pledge or subject to any lien any of its property or assets unless the Indenture Securities issued under such Indenture are secured by such pledge or lien equally and ratably with other indebtedness thereby secured. There are excluded from this covenant, liens created to secure obligations for the purchase price of physical property, liens of a Subsidiary securing indebtedness owed to the Capital Corporation, liens existing on property acquired upon exercise of rights arising out of defaults on receivables acquired in the ordinary course of business, sales of receivables accounted for as secured indebtedness in accordance with generally accepted accounting principles, certain liens not related to the borrowing of money and other liens not securing borrowed money aggregating less than $500,000. (Section 1006 of the Senior Indenture)

SUBORDINATED INDENTURE PROVISIONS
  SUBORDINATION

    Upon any distribution of assets of the Capital Corporation upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Indebtedness (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Capital Corporation to make payment of the principal of (and premium, if any) and interest, if any, on the Subordinated Securities will not otherwise be affected. (Section 1604 of the Subordinated Indenture) In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on the Subordinated Securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth. (Section 1603 of the Subordinated Indenture) In the event that, notwithstanding the foregoing, any such payment by the Capital Corporation is received by the Subordinated Trustee or the holders of any of the Subordinated Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon such distribution of the Capital Corporation, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of such Senior Indebtedness out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Capital Corporation may recover more, ratably, than holders of the Subordinated Securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture. (Section 1402 of the Subordinated Indenture)

    Senior Indebtedness is defined in the Subordinated Indenture as the principal of (and premium, if any) and unpaid interest on (i) indebtedness of the Capital Corporation (including indebtedness of others guaranteed by the Capital Corporation), whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the Indenture Securities issued under the Subordinated Indenture and the 8 5/8% Subordinated Debentures due 2019 of the Capital Corporation), unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not senior or prior in right of payment to the Subordinated Securities and
(ii) renewals, extensions, modifications and refundings of any such indebtedness. (Section 101 of the Subordinated Indenture)

    If this prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEES UNDER THE INDENTURES

    The Chase Manhattan Bank and The First National Bank of Chicago are two of a number of banks with which the Capital Corporation and Deere & Company maintain ordinary banking relationships and from which the Capital Corporation and Deere & Company have obtained credit facilities and lines of credit. The Chase Manhattan Bank also serves as trustee under other indentures under which the Capital Corporation or Deere & Company is the obligor. Hans W. Becherer, Chairman of the Capital Corporation and Deere & Company and John R. Stafford, a director of Deere & Company, are directors of the Trustee and its parent, The Chase Manhattan Bank Corporation. The First National Bank of Chicago also serves as trustee under another indenture under which the Capital Corporation is an obligor.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

    Debt Securities denominated or payable in foreign Currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the Currency or Currencies involved and will be more fully described in the applicable prospectus supplement.

                          DESCRIPTION OF DEBT WARRANTS

    The Capital Corporation may issue (either together with other Offered Securities or separately) Debt Warrants to purchase Underlying Debt Securities ("Offered Debt Warrants"). Such Debt Warrants will be issued under warrant agreements (each a "Debt Warrant Agreement") to be entered into between the Capital Corporation and a bank or trust company, as warrant agent (the "Debt Warrant Agent"), as described in the prospectus supplement. A copy of the form of Debt Warrant Agreement has been filed as an exhibit to the registration statement. The following summary of the Debt Warrant Agreement is not complete and is subject to, and are qualified in its entirety by reference to, all the provisions of the Debt Warrant Agreement and the accompanying Debt Warrant certificates, including the definitions therein of certain terms.

GENERAL

    You should read the prospectus supplement for the terms of the Offered Debt Warrants, including the following:

        (1) The title and aggregate number of such Debt Warrants.

        (2) The title, rank, aggregate principal amount and terms of the Underlying Debt Securities purchasable upon exercise of such Debt Warrants.

        (3) The principal amount of Underlying Debt Securities that may be purchased upon exercise of each such Debt Warrant, and the price or the manner of determining the price at which such principal amount may be purchased upon such exercise.

        (4) The time or times at which, or period or periods, in which, such Debt Warrants may be exercised and the expiration date of such Debt Warrants.

        (5) Any optional redemption terms.

        (6) Whether certificates evidencing such Debt Warrants ("Debt Warrant Certificates") will be issued in registered or bearer form, and, if registered, where they may be transferred and exchanged.

        (7) Whether such Debt Warrants are to be issued with any Debt Securities or any other Securities.

        (8) The date, if any, on and after which such Debt Warrants and Underlying Debt Securities will be separately transferable.

        (9) Any other terms of such Debt Warrants.

    If applicable, the prospectus supplement will also set forth information concerning other securities offered thereby and a discussion of federal income tax considerations relevant thereto. Debt Warrant Certificates will be exchangeable for new Debt Warrant Certificates of different denominations.

    No service charge will be made for any permitted transfer or exchange of Debt Warrant Certificates, but the Capital Corporation may require payment of any tax or other governmental charge payable in connection therewith. Debt Warrants may be exercised and exchanged and Debt Warrants in registered form may be presented for registration of transfer at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement.

EXERCISE OF DEBT WARRANTS

    Each Offered Debt Warrant will entitle the holder thereof to purchase such amount of Underlying Debt Securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to such Offered Debt Warrants. After the close of business on the expiration date, unexercised Debt Warrants will become void.

    Debt Warrants may be exercised by payment to the Debt Warrant Agent of the applicable exercise price and by delivery to the Debt Warrant Agent of the related Debt Warrant Certificate, properly completed. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent, within five business days thereafter, of the Debt Warrant Certificate or Certificates evidencing such Debt Warrants. Upon receipt of such payment and the properly completed Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent or any other office indicated in the prospectus supplement, the Capital Corporation will, as soon as practicable, deliver the amount of Underlying Debt Securities purchased upon such exercise. If fewer than all of the Debt Warrants represented by any Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the unexercised Debt Warrants. The holder of a Debt Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Underlying Debt Securities purchased upon such exercise.

MODIFICATIONS

    There are three types of changes we can make to the Debt Warrant Agreement and the Offered Debt Warrants.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your Debt Warrants without your specific approval. Those types of changes include modifications and amendments that:

    - accelerate the expiration date,

    - increase the exercise price,

    - reduce the number of outstanding Debt Warrants, the consent of the holders of which is required for any such modification or amendment,

    - otherwise materially and adversely affect the rights of the holders of the Debt Warrants.

    CHANGES REQUIRING A MAJORITY VOTE. The second type of change to the Debt Warrant Agreement and the Offered Debt Warrants is the kind that requires a vote in favor by Holders of Debt Warrants owning a majority of the principal amount of the particular series affected. Most changes fall into this category.

    CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote by holders of Debt Warrants. This type of change is limited to clarifications and other changes that would not materially and adversely affect holders of the Debt Warrants.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

    Before the warrants are exercised, Holders of Debt Warrants are not entitled to payments of principal of premium, or interest, if any, on the related Underlying Debt Securities or to exercise any other rights whatsoever as holders of the Underlying Debt Securities.

                         DESCRIPTION OF PREFERRED STOCK

    Under our Certificate of Incorporation (the "Certificate of Incorporation"), we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 10,000 shares of preferred stock, $1.00 par value, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by the Board of Directors or a duly authorized committee thereof. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and are qualified in its entirety by reference to, the Certificate of Incorporation and the Certificate of Designations relating to such Preferred Stock.

    The specific terms of any Preferred Stock proposed to be sold pursuant to this prospectus and an attached prospectus supplement will be described in such prospectus supplement.

    If so indicated in the prospectus supplement, the terms of the offered Preferred Stock may differ from the terms set forth below.

GENERAL

    Unless otherwise specified in the prospectus supplement relating to the offered Preferred Stock, each series of Preferred Stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other Preferred Stock. The Preferred Stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

    You should read the prospectus supplement relating to the Preferred Stock offered thereby for specific terms, including:

    (1) The title and stated value of such Preferred Stock.

    (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock.

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock.

    (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable.

    (5) The liquidation rights of such Preferred Stock.

    (6) The procedures for any auction and remarketing, if any, of such Preferred Stock.

    (7) The sinking fund provisions, if any, for such Preferred Stock.

    (8) The redemption provisions, if applicable, of such Preferred Stock.

    (9) Whether such Preferred Stock will be convertible into or exchangeable for other Securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

    (10) Whether such Preferred Stock will have voting rights and the terms thereof, if any.

    (11) Whether such Preferred Stock will be listed on any securities exchange.

    (12) Whether such Preferred Stock will be issued with any other Securities.

    (13) Any other specific terms, preferences or rights of, or limitations or restrictions on, such Preferred Stock.

    Subject to the Certificate of Incorporation and to any limitations contained in outstanding Preferred Stock, the Capital Corporation may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as the Board of Directors or any duly authorized committee thereof may determine, all without further action of the stockholders, including holders of then outstanding Preferred Stock, of the Capital Corporation.

    If applicable, the prospectus supplement will also set forth information concerning any other Securities offered thereby and a discussion of the material federal income tax considerations relevant thereto.

DIVIDENDS

    Holders of Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of assets of the Capital Corporation legally available for payment, at such rate and on such dates as will be set forth in the prospectus supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Capital Corporation on the record date fixed by the Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

    The Capital Corporation may not (i) declare or pay dividends (except in stock of the Capital Corporation junior as to dividends and liquidation rights to the Preferred Stock (the "Junior Stock")) or make any other distributions on any Junior Stock, or (ii) purchase, redeem or otherwise acquire Junior Stock or set aside funds for such purpose (except (A) in a reclassification or exchange of Junior Stock through the issuance of other Junior Stock or (B) with the proceeds of a reasonably contemporaneous sale of Junior Stock), if there are arrearages in dividends or failure in the payment of the Capital Corporation's sinking fund or redemption obligations on any of its Preferred Stock and, in the case of (i) above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of its Preferred Stock.

    Dividends in full may not be declared or paid or set apart for payment on any series of Preferred Stock unless (i) there shall be no arrearages in dividends for any past dividend periods on any series of Preferred Stock and
(ii) to the extent that such dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all Preferred Stock. Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Capital Corporation, the holders of each series of the Preferred Stock will be entitled to receive out of assets of the Capital Corporation available for distribution to stockholders, before any distribution of assets is made to holders of any Junior Stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Capital Corporation, the amounts payable with respect to the Preferred Stock are not paid in full, the holders of Preferred Stock of each series will share ratably in such distribution of assets of the Capital Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Capital Corporation. A consolidation or merger of the Capital Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Capital Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Capital Corporation.

REDEMPTION

    If so provided in the prospectus supplement, the offered Preferred Stock will be redeemable in whole or in part at the option of the Capital Corporation, at the times and at the redemption prices set forth therein.

    If dividends on any series of Preferred Stock are in arrears or the Capital Corporation has failed to fulfill its sinking fund or redemption obligations with respect to any series of Preferred Stock, the Capital Corporation may not purchase or redeem shares of Preferred Stock or any other capital stock ranking on a parity with the Preferred Stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of Preferred Stock then outstanding; provided, however, that (1) to meet its purchase, retirement or sinking fund obligations with respect to any series of Preferred Stock, the Capital Corporation may use shares of such Preferred Stock acquired prior to such arrearages or failure of payment and then held as treasury stock and (2) the Capital Corporation may complete the purchase or redemption of shares of Preferred Stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to such arrearages or failure of payment.

VOTING RIGHTS

    Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. As used herein, the term "Applicable Preferred Stock" means those series of Preferred Stock to which the provisions described herein are expressly made applicable by resolutions of the Board of Directors of the Capital Corporation.

    If the equivalent of six quarterly dividends payable on any share of any series of Applicable Preferred Stock are in default (whether or not such dividends have been declared or such defaulted dividends are consecutive), the number of directors of the Capital Corporation will be increased by two and the holders of all outstanding series of Applicable Preferred Stock (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if such share is non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if such share is cumulative, whereupon all voting rights described herein shall be divested from the Applicable Preferred Stock. The holders of Applicable Preferred Stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing such directors, in either case at which the holders of not less than one-third of the aggregate number of shares of Applicable Preferred Stock are present in person or by proxy.

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of Preferred Stock will be required (i) for any amendment of the Certificate of Incorporation that will adversely affect the powers, preferences or rights of the holders of such Preferred Stock or (ii) to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over such Preferred Stock or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any such stock.

                              PLAN OF DISTRIBUTION

    We may sell the Offered Securities (a) through agents; (b) to or through underwriters; or (c) directly to other purchasers. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

    We (directly or through agents) may sell, and the underwriters may resell, the Offered Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    In connection with the sale of Offered Securities, the underwriters or agents may receive compensation from us or from purchasers of the Offered Securities for whom they may act as agents. The underwriters may sell Offered Securities to or through dealers, who may also receive compensation from purchasers of the Offered Securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the Offered Securities by them may be treated as underwriting discounts and commissions under the Act.

    We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

    If so indicated in the prospectus supplement relating to a particular series or issue of Offered Securities, the Capital Corporation will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such Offered Securities from the Capital Corporation pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

                                 LEGAL OPINIONS

    The validity of the Securities will be passed upon for us by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, and for any underwriters, dealers or agents by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                                    EXPERTS

    The financial statements incorporated in this prospectus by reference from the Capital Corporation's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee..................................................   $  278,000
Printing and engraving................................................      100,000
Legal fees and expenses...............................................      120,000
Fees of accountants...................................................       60,000
Fees of trustees......................................................       20,000
Blue sky fees and expenses............................................        5,000
Rating agency fees....................................................      300,000
Miscellaneous.........................................................        2,000
                                                                        ------------
                Total.................................................   $  885,000
                                                                        ------------
                                                                        ------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware authorizes registrant to indemnify its directors and officers under specified circumstances. Article twelfth of the certificate of incorporation of registrant provides in effect that registrant shall provide certain indemnification of its directors and officers.

    Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of registrant at the request of Deere & Company under specified circumstances. Article seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Section 6 of the underwriting agreement basic provisions filed as a part of exhibits 1.1 and 1.2 to this registration statement provides for indemnification of directors, officers who sign the registration statement and controlling persons of the registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the registrant and groups of underwriters on past occasions.

ITEM 16.  LIST OF EXHIBITS.

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3 or form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

      1.1  Proposed forms of terms agreement and underwriting agreement basic provisions for Debt Securities (Exhibit 1 to registration statement on Form
           S-3 no. 33-46514*)

      1.2  Proposed forms of terms agreement and underwriting agreement basic provisions for Preferred Stock (Exhibit 1.2 to registration statement on
           Form S-3 no. 33-65088*)

        2  Not applicable

      4.1  Senior indenture between the registrant and The Chase Manhattan Bank

      4.2  Proposed form of senior fixed rate redeemable or non-redeemable note
           (Exhibit 4.2 to registration statement on Form S-3 no. 33-46514*)

      4.3  Subordinated indenture between the registrant and The First National Bank of
           Chicago

      4.4  Proposed form of subordinated fixed rate redeemable or non-redeemable note
           (Exhibit 4.4 to registration statement on Form S-3 no. 33-46514*)

      4.5  Proposed form of debt warrant agreement (including proposed form of debt warrant certificate) (Exhibit 4.6 to registration statement on Form S-3 no.
           33-34475*)

        5  Opinion of Shearman & Sterling

        8  Not applicable

       12  John Deere Capital Corporation and Subsidiaries--Computation of Ratio of
           Earnings Before Fixed Charges to Fixed Charges (Exhibit 12 to Form 10-Q of
           registrant for the quarter ended July 31, 1998; file no. 1-6458*)

       15  Not applicable

     23.1  Consent of Deloitte & Touche LLP

     23.2  Consent of Shearman & Sterling (included in their opinion filed as exhibit
           5)

       24  Power of Attorney (included on signature page)

     25.1  Statement of eligibility of The Chase Manhattan Bank under the Trust
           Indenture Act of 1939 on form T-1

     25.2  Statement of eligibility of The First National Bank of Chicago under the
           Trust Indenture Act of 1939 on form T-1

       26  Not applicable

       27  Not applicable

       99  None

------------------------

*Incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on December 4, 1998.

                                JOHN DEERE CAPITAL CORPORATION

                                By:             /s/ HANS W. BECHERER
                                     -----------------------------------------
                                             Hans W. Becherer, Chairman

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

    Each person signing below also hereby appoints Hans W. Becherer and Nathan
J. Jones, and each of them singly, his or her lawful attorney-in-fact with full power to execute and file any amendments to the registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable John Deere Capital Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                      SIGNATURE                                       TITLE                         DATE
------------------------------------------------------  ---------------------------------  ----------------------

                 /s/ HANS W. BECHERER
     -------------------------------------------        Director, Chairman and Principal
                   Hans W. Becherer                       Executive Officer

                  /s/ J. W. ENGLAND
     -------------------------------------------
                    J. W. England                       Director

                  /s/ B. L. HARDIEK
     -------------------------------------------
                    B. L. Hardiek                       Director

                  /s/ J. R. HESEMAN
     -------------------------------------------
                    J. R. Hesemann                      Director

                   /s/ J. A. ISRAEL
     -------------------------------------------
                     J.A. Israel                        Director

                                                                        December
4, 1998

                   /s/ N. J. JONES
     -------------------------------------------        Director, Senior Vice President
                     N. J. Jones                          and Principal Financial Officer

                  /s/ F. F. KORNDORF
     -------------------------------------------
                    F. F. Korndorf                      Director

                 /s/ PIERRE E. LEROY
     -------------------------------------------
                   Pierre E. Leroy                      Director

                    /s/ M. P. ORR
     -------------------------------------------
                      M. P. Orr                         Director and President

                  /s/ J. D. VOLKERT
     -------------------------------------------
                    J. D. Volkert                       Director and President

                   /s/ S. E. WARREN                     Director, Senior Vice President
     -------------------------------------------          and Principal Accounting
                     S. E. Warren                         Officer

                                 EXHIBIT INDEX

 EXHIBIT                                                                                                    PAGE
---------                                                                                                -----------

      1.1  Proposed forms of terms agreement and underwriting agreement basic provisions for Debt
           Securities (Exhibit 1 to registration statement on Form S-3 no. 33-46514*)

      1.2  Proposed forms of terms agreement and underwriting agreement basic provisions for Preferred
           Stock (Exhibit 1.2 to registration statement on Form S-3 no. 33-65088*)

        2  Not applicable

      4.1  Senior indenture between the registrant and The Chase Manhattan Bank

      4.2  Proposed form of senior fixed rate redeemable or non-redeemable note (Exhibit 4.2 to registration statement on Form S-3 no. 33-46514*)

      4.3  Subordinated indenture between the registrant and The First National Bank of Chicago

      4.4  Proposed form of subordinated fixed rate redeemable or non-redeemable note (Exhibit 4.4 to registration statement on Form S-3 no. 33-46514*)

      4.5  Proposed form of debt warrant agreement (including proposed form of debt warrant certificate) (Exhibit 4.6 to registration statement on Form S-3 no. 33-34475*)

        5  Opinion of Shearman & Sterling

        8  Not applicable

       12  John Deere Capital Corporation and Subsidiaries--Computation of Ratio of Earnings Before
           Fixed Charges to Fixed Charges (Exhibit 12 to Form 10-Q of registrant for the quarter ended
           July 31, 1998; file no. 1-6458*)

       15  Not applicable

     23.1  Consent of Deloitte & Touche LLP

     23.2  Consent of Shearman & Sterling (included in their opinion filed as exhibit 5)

       24  Power of Attorney (included on signature page)

     25.1  Statement of eligibility of The Chase Manhattan Bank under the Trust Indenture Act of 1939 on form T-1

     25.2  Statement of eligibility of The First National Bank of Chicago under the Trust Indenture Act of 1939 on form T-1

       26  Not applicable

       27  Not applicable

       99  None

------------------------

*Incorporated by reference.